United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
November 8, 2004

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

1-9396
(Commission File Number)

Delaware	86-0498599
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 2.03. Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Item 1.01. Entry into a Material Definitive Agreement

On November 8, 2004, the Company announced the closing of the InterCept, Inc. (“InterCept”) acquisition in a press release filed as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

In conjunction with the closing of this acquisition on November 8, 2004, Fidelity National Information Services, Inc. (“FIS”), a subsidiary of Fidelity National Financial, Inc. (“FNF”), entered into a $500 million unsecured revolving credit facility due November 8, 2009. On November 8, 2004, FIS, borrowed approximately $410 million under the facility in order to fund the acquisition of InterCept. The facility is guaranteed by FNF and includes an option to increase borrowings under the facility by an additional $100 million. Borrowings under the facility bear interest at a variable rate based on the debt rating or leverage. In addition, FIS will pay an annual facility fee on the entire facility, which fee is based on the debt rating or leverage of FIS and is initially 0.15%. The FIS credit agreement imposes on FIS certain affirmative and negative covenants typical of credit facilities of this type, including covenants relating to liens, indebtedness, investments, restricted payments and financial ratios. The FIS credit agreement is filed as Exhibit 99.2 to this Form 8-K.

In order to guarantee the FIS credit agreement, FNF amended certain provisions of its $700 million credit facility. The amendment to the FNF credit agreement and a supplement to the related guaranty are filed as Exhibit 99.3 and Exhibit 99.4, respectively, to this Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets

As described above, the closing of the acquisition by FNF of InterCept occurred on November 8, 2004.

InterCept provides both outsourced and in-house, fully integrated core banking solutions for community banks, including loan and deposit processing and general ledger and financial accounting operations. InterCept also operates significant item processing and check imaging operations, providing imaging for customer statements, clearing and settlement, reconciliation and automated exception processing.

FNF paid $18.90 in cash for each share of InterCept common stock, which amounted to aggregate cash consideration in the transaction of approximately $415 million. The acquisition was funded primarily by borrowings under the credit facility described above in Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01. “Entry into a Definitive Material Agreement,” is hereby incorporated by reference to this Item 2.03. The foregoing summary of the credit facility does not purport to be a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the related credit agreements and guaranties, which have been filed herewith and in prior filings of the registrant.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
99.1	Press release announcing the closing of InterCept, Inc. acquisition

99.2	Credit Agreement dated as of November 8, 2004 of Fidelity National Information Services, Inc.

99.3	Second Amendment to Credit Agreement of Fidelity National Financial, Inc.

99.4	Supplement to Guaranty

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date: November 12, 2004	By:	/s/ Alan L. Stinson
Name: Alan L. Stinson Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release announcing the closing of InterCept, Inc. acquisition

99.2	Credit Agreement dated as of November 8, 2004 of Fidelity National Information Services, Inc.

99.3	Second Amendment to Credit Agreement of Fidelity National Financial, Inc.

99.4	Supplement to Guaranty